Exhibit 10.6

OPERATING AGREEMENT

OF

ROC DIGITAL MINING MANAGER LLC

THIS OPERATING AGREEMENT of ROC DIGITAL MINING MANAGER LLC (the “Company”) is entered into and made effective as of the 27th day of July, 2022 (the “Agreement”), by and among the Persons who are identified as Members on Schedule 1 attached hereto, each of whom has executed a counterpart signature page of this Agreement as a “Member” pursuant to the Act.

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company by the filing of its Certificate of Formation with the Secretary of the State of Delaware on July 27, 2022; and

WHEREAS, the parties hereto wish to provide for the ongoing operation and administration of the Company and to set out fully the rights, obligations and duties of the Members in accordance with the Act (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

DEFINED TERMS

Section 1.01. Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the respective meanings specified in this Section 1.01. For all purposes of this Agreement, the following definitions are to be equally applicable to both the singular and plural forms of the terms defined.

“Act” shall refer to the Delaware Limited Liability Company Act in effect as of the date of this Agreement, and as amended from time to time.

“Additional Members” shall refer to those persons admitted to the Company as Members after the date of this Agreement.

“Affiliated Person” or “Affiliate” means, with respect to any Member, as the case may be, any other Person who is a member of the Member’s Immediate Family, or a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Member.

“Aggregate Capital Contribution” means the total Capital Contribution made by a Member as reduced by (i) any distributions of cash to the Member, other than Tax Distributions made under Section 4.02 hereof, and (ii) the fair market value (reduced by associated liabilities) of any property distributed to the Member.

“Agreement” means this Operating Agreement, as the same may be hereafter amended, modified or restated from time to time.

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“Available Cash Flow” means the aggregate cash receipts collected by the Company (including, without limitation, sales in the ordinary course of business, interest income, proceeds from the sale of capital assets and the proceeds from any business interruption insurance, but excluding Capital Contributions from Members, proceeds of any debt financing and the proceeds of any casualty, life, or other insurance, unless otherwise determined by the Initial Manager) less (i) the payment or accrual for payment of all current operating expenses; (ii) any debt service payments; and (iii) provisions for the reasonable capital requirements of the Company, including working capital, appropriate to enable the Company to carry out its purposes, but disregarding depreciation, amortization and other noncash items. The Initial Manager’s determination of Available Cash Flow and its components, including, without limitation, the incurring of capital expenses and provisions for reasonable present or future capital requirements and appropriate investments and reinvestments of by or in Company, shall be conclusive, in the absence of bad faith.

“Bankruptcy” means, with respect to a Member: (a) the making of an assignment for the benefit of such Member’s creditors; (b) the filing of a voluntary petition in bankruptcy by such Member; (c) adjudication of such Member as bankrupt or insolvent, or the entry against such Member of an order of relief in any bankruptcy or insolvency proceeding; (d) the filing of a petition or answer by such Member seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute or regulation; (e) the filing by such Member of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him, her or it in any proceeding of this nature; or (f) seeking consent to or acquiescence in the appointment of a trustee, receiver or liquidator of such Member or all or any substantial part of his, her, or its properties.

“Capital Account” means the capital account of a Member, maintained in accordance with the provisions of Section 3.03 of this Agreement.

“Capital Contribution” means, with respect to any Member, the total amount of cash and fair market value (reduced by associated liabilities) of property contributed to the Company by such Member.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Distributable Assets” means all assets of the Company from any and all sources determined by the Initial Manager to be available for distribution, including, but not limited to, Available Cash Flow.

“Entity” means any general partnership, limited partnership, corporation, trust, business trust, cooperative, limited liability company, limited liability partnership, association or any other form which is a legal entity under applicable law.

“Fiscal Year” means the Fiscal Year as described in Section 8.02 of this Agreement.

“Immediate Family” means, with respect to any Member, his or her spouse, children, grandchildren, the spouses of any of the foregoing’ or trusts for their benefit.

“Initial Manager” means the Initial Manager as described in Section 5.02 of this Agreement.

“IRS” means the Internal Revenue Service.

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“Legal Representatives” means, with respect to any individual, a duly appointed executor, administrator, guardian, conservator, personal representative or other legal representative appointed as a result of the death or incompetency of such individual.

“Managed Entity” means Roc Digital Mining I LLC, a Delaware limited liability company.

“Manager or Managers” shall refer to the Person or Persons listed as Managers on Schedule 1 attached hereto and any Person who becomes an additional, substitute or replacement Manager as permitted by this Agreement, in each such Person’s capacity as a Manager of the Company.

“Members” shall refer to the Persons listed as Members on Schedule 1 attached hereto, any Additional Members, and any Substituted Members listed as such in the books and records of the Company who shall, from time to time, be Members of the Company. Notwithstanding anything herein to the contrary, the Initial Manager shall have the authority to amend Schedule 1 from time to time to reflect the books and records of the Company.

“Notification” means a written notice containing the information required by this Agreement to be communicated to any Person and sent by registered, certified, Federal Express, first-class mail, e-mail, or facsimile transmission (“fax”) to such Person at the last known address of such Person; provided, however, that any communication containing such information actually received by such Person shall constitute Notification.

“Offered Shares” means the Shares subject to a ROFR Offer as provided in Section 6.03 in this Agreement.

“Parent” means, with respect to any Entity, any Person which (A) owns directly, or indirectly through one or more Entities, fifty percent (50%) or more of the voting or beneficial interest in such Entity or (B) otherwise has the right or power, whether through ownership of securities, rights under agreements or otherwise, to control such Entity.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such individual or Entity where the context so admits.

“Profits” and “Losses” means for each year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

“Regulations” means, except where the context indicates otherwise, the permanent, temporary, proposed or proposed and temporary regulations of the Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

“ROFR Offer” means a written offer to the Company and other Members by a Member who wishes to sell all or part of his, her or its Shares and has received a bona fide written offer as provided in Section 6.03 of this Agreement.

“Share” or “Shares” means the equity interests in the Profits, Losses, cash flow, and distributions from the Company designated as Shares in Section 3 of this Agreement. As of the date hereof, the Company has issued the number of Shares listed on Schedule 1 hereto.

“Subsidiary” means, with respect to any Person, (A) any Entity in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the voting or beneficial interest or (B) any Entity which such Person otherwise has the right or power to control, whether through ownership of securities, rights under agreements or otherwise.

“Substituted Member” means any Person admitted to the Company as a Member pursuant to the provisions of Section 6.02D and who is listed as such in the books and records of the Company.

“Tax Distribution” has the meaning set forth in Section 4.02 of this Agreement.

“Transfer” or “Transferred” or any other capitalized grammatical variation thereof, unless otherwise specifically provided, refers to the sale, exchange, assignment, distribution (upon liquidation or otherwise), encumbrance, hypothecation, gift, pledge, transfer or other disposition or alienation, including a transfer incident to a divorce or separation, whether absolute, contingent or collateral, in any way, of all or any part of a Share or, as the context may require, of an interest, whether direct or indirect, in any Entity which owns any Shares, except any pledge or other hypothecation effected for the purpose of securing any borrowing of the Company which has been approved by the Members in accordance with this Agreement.

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ARTICLE TWO

NAME, OFFICE, AGENT, NATURE OF BUSINESS, AUTHORITY AND TERM

Section 2.01. Name and Principal Place of Business. The name of the Company shall be Roc Digital Mining Manager LLC. The Initial Manager may change the Company’s name at any time or from time to time. The initial principal place of business of the Company shall be located at 33 Commercial Street, Raynham, MA 02767 (the “Principal Office”). The Initial Manager may, at any time, change the location of the Principal Office upon five (5) days’ notice to the Members.

Section 2.02. Agreement.

The Agreement shall be the sole source of agreement of the Members, and, except to the extent a provision of the Agreement expressly incorporates Federal income tax rules by reference to Sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, the Agreement shall govern even when inconsistent with, or different than, the provisions of the Act or any other law or rule.

Section 2.03. Nature of Business.

The purpose of the company is to render management services to certain businesses, including, without limitation, operating in the bitcoin and other digital asset mining industry and such other industries as determined by the Initial Manager, to charge fees for the management services provided, and to engage in any other lawful business, purpose or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities to further and accomplish the purpose described in the preceding sentence, and in addition may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business, provided that such activities are in furtherance of, and consistent with, the Company’s primary purpose, which is to serve as manager of the Managed Entity (the “Primary Business”). In engaging in the Primary Business, the Members agree as follows:

A.        all services in relation to the organization, promotion, management and administration of Managed Entity will be handled by Roc Digital Mining LLC (“ROCDM”), a Member of the Company, directly without compensation or reimbursement of expenses from the Company, with any compensation and expenses necessary to provide those services to the Managed Entity being paid by ROCDM solely from any compensation it is entitled to receive under the terms of the operating agreement for the Managed Entity and its share of distributions from the Company, unless all Members agree otherwise, provided, that the Company is authorized to engage legal, accounting and other professionals directly for the organization and offering of interests in the Managed Entity;

B.         Consistent with the above agreement of the Members, the Company shall have the authority to do all things necessary or convenient to accomplish its purpose and to operate its business as described herein.

Section 2.04. Authority of the Company.

In order to carry out its purposes and not in limitation thereof, the Company is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the Company, as permitted under the Act.

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Section 2.05. Term.

The Company shall continue in full force until the dissolution of the Company pursuant to the provisions of Article Seven or under the Act.

Section 2.06. Registered Agent for Service of Process and Registered Office.

The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate of Formation as filed in the office of the Secretary of State of the State of Delaware. The Initial Manager may, from time to time, change the registered agent or office through appropriate filings in the office of the Secretary of State of the State of Delaware. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Initial Manager shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Initial Manager shall fail to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

Section 2.07. Foreign Qualification.

The Manager shall cause to be filed on behalf of the Company such corporate, assumed or fictitious name or foreign qualification certificate or certificates as may from time to time be required by law in any jurisdiction in which the Company conducts business.

ARTICLE THREE

MEMBERS AND CAPITAL

Section 3.01. Shares.

Upon execution and delivery of this Agreement, the initial Members of the Company shall be the Persons identified on Schedule 1 hereto. The Aggregate Capital Contributions as of the date hereof and the number of Shares issued to each Member are set forth on Schedule 1 to this Agreement.

THE SHARES ISSUED PURSUANT TO THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SHARES ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

Section 3.02. Reserved.

Section 3.03. Share Certificates.

Shares or other membership interests of the Company shall not be certificated unless otherwise determined by the Initial Manager. In the event the Initial Manager determines that certificates shall represent such Member’s ownership of Shares or other membership interests of the Company, any such certificate shall be in such form as may be prescribed from time to time by the Initial Manager (“Share Certificates”), which shall include, without limitation, a signature by any one Manager, conspicuously noted on the face or back of the certificate a statement of the existence of applicable restrictions on transfer pursuant to this Agreement, applicable security laws or any agreement to which the Company is a party and a statement that the Company will furnish a copy of the restriction to the holder of such Share Certificate upon written request and without charge.

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Section 3.04. Capital Accounts.

A. The Company shall maintain a separate capital account for each Member. Each Member’s initial Capital Account balance shall equal such Member’s initial contribution to the capital of the Company. Each Member’s Capital Account shall thereafter be increased by (i) any cash or the fair market value of any property thereafter contributed by such Member (net of liabilities assumed by the Company and liabilities to which such contributed property is subject), (ii) the amount of any Company liabilities that are assumed by such Member, and (iii) such Member’s distributive share of the Company’s Profits and items in the nature of income and gain. Each Member’s Capital Account shall be decreased by (i) such Members distributive shares of the Company’s Losses and items in the nature of losses and deductions, (ii) the amount of such Member’s individual liabilities that are assumed by the Company, and (iii) the amount of cash or the fair market value of any property distributed by the Company to such Member (net of liabilities assumed by such Member and liabilities to which such distributed property is subject). Other appropriate adjustments to each Member’s Capital Account shall also be made from time to time, in accordance with the rules set forth in applicable Regulations under Section 704 of the Code or the requirements of any other applicable proposed, final or temporary regulations thereunder. It is the intent of the Members that the Capital Accounts shall be determined and maintained in accordance with said Code Section and said Regulations, and this Section 3.04 shall be construed in a manner consistent therewith. No Member shall be entitled to interest on his, her or its Capital Account or on any Capital Contribution.

B. Except as may be specifically provided herein, no Member shall have the right to withdraw all or any part of his, her or its Capital Contribution from the Company. No Member shall have any right to demand or receive property or cash of the Company in return of his, her or its Capital Contribution except as may be specifically provided in this Agreement.

C. The original Capital Account established for any Substituted Member shall be in the same amount as, and shall replace, the Capital Account of the Member which such Substituted Member succeeds, and, for the purposes of this Agreement, such Substituted Member shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Member which such Substituted Member succeeds. To the extent a Substituted Member receives less than 100% of the Shares of a Member he, she or it succeeds, the original Capital Account and Capital Contribution of such Substituted Member shall be in proportion to the Shares he, she or it receives, and the Capital Account and Capital Contribution of the Member who retains Shares in the Company shall be in proportion to the Shares he, she or it retains.

Section 3.05. Liability of the Members. Additional Capital Contributions.

Except as otherwise required by this Agreement or the Act, no Member shall be liable for any debts, liabilities, contracts or any other obligations of the Company. Except as otherwise required by this Agreement or the Act, a Member has no liability in excess of the amount of contributions that he, she or it is obligated to make to the Company and his, her or its share of the Company’s assets and undistributed profits. No Member shall be required to lend any funds to the Company or, after his, her or its initial Capital Contribution has been paid, to make any further Capital Contributions to the Company.

ARTICLE FOUR

DISTRIBUTIONS. ALLOCATIONS OF PROFITS AND LOSSES

Section 4.01 Allocation of Profits and Losses.

Subject to the provisions of Sections 4.03, 4.04, 4.05 and 6.04 hereof, Profits and Losses shall be allocated among all Members in proportion to the number of Shares held by each such Member during any Fiscal Year in accordance with the rules of Section 706 of the Code and applicable Regulations thereunder.

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Section 4.02 Tax Distributions.

In addition to the distributions to be made pursuant to Section 4.03 below, the Company shall attempt, but not be compelled, to make a distribution (“Tax Distribution”) to each Member in an amount which the Initial Manager shall determine in good faith (in consultation with the Company’s independent accountants, if so desired) is sufficient to fund the tax obligations attributable to all Shares of such Member on account of the cumulative allocation to them of taxable income in excess of tax losses pursuant to this Agreement. For purposes of this Section 4.02, the highest effective combined income tax rate applicable to any individual Member shall be used to determine the amount sufficient to fund the tax obligations of all Members on account of the cumulative allocation to them of taxable income in excess of tax losses pursuant to this Agreement. All amounts distributed to a Member with respect to any fiscal year pursuant to this Section 4.03 shall be reduced by any distributions made pursuant to Section 4.03 for such fiscal year or prior to the expiration of the ninety (90) day period following the end of such fiscal year. Any amount distributed pursuant to this Section 4.02 will be deemed to be an advance distribution of amounts otherwise distributable to the Members pursuant to Section 4.03 and will reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to those Sections.

Section 4.03. Distributions of Distributable Assets.

In addition to and following any Tax Distribution, Distributable Assets, if any, shall be distributed at the discretion of the Initial Manager, at such times and in such amounts as the Initial Manager deems appropriate after satisfying all current Company obligations and establishing such cash reserves as the Initial Manager determines advisable in their sole and absolute discretion. Distributable Assets not in redemption of a Member’s Shares or in liquidation of the Company shall be distributed to all of the Members pro rata in accordance with the number of Shares held by each such Member.

Section 4.04. Allocations with Respect to Contributed Property.

Notwithstanding any other provision of this Agreement to the contrary (and consistent with Section 4.05), items of income, gain, loss, and deduction with respect to property contributed to the Company by any Member shall be allocated among the Members so as to take into account the variation between the basis of the property to the Company and its fair market value at the time of contribution in accordance with the requirements of Section 704(c) of the Code and applicable Regulations thereunder.

Section 4.05. Curative Allocations.

A.        The provisions of this Agreement with respect to maintenance of Capital Accounts (Section 3.03), Allocation of Profits and Losses (Section 4.01), Distributions of Distributable Assets (Section 4.03), Allocations With Respect to Contributed Property (Section 4.04) and Liquidation (Section 7.02), among others, are designed (a) to give effect to the parties agreement that all Members generally will share in Company distributions in accordance with their respective Share ownership, and (b) to comply with all relevant Code requirements concerning the distributive allocation of the Company’s items of income, gain, loss, deduction and credit to the Members (the “Distributive Allocations”).

B.        To the extent that the Distributive Allocations set forth herein are otherwise contrary to any Code requirements, then, notwithstanding any other provision of this Agreement, such Distributive Allocations shall be adjusted to the extent necessary to satisfy all said Code requirements.

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ARTICLE FIVE

MANAGEMENT

Section 5.01. Management of the Company.

The overall management and control of the Company’s business and affairs shall be vested in not less than one (1) nor more than three (3) Managers, and if there shall be only one, in the Initial Manager. Within the limits specified, the number of Managers shall be determined from time to time by vote of the Managers or by the Members, as the case may be. All management and other responsibilities not specifically reserved to the Members in this Agreement shall be vested in the Managers, and the Members shall have no voting rights except as specifically provided in this Agreement. Each Manager shall devote such time to the affairs of the Company as is reasonably necessary for performance by each Manager of his or her duties, provided such Persons shall not be required to devote full time to such affairs.

A.        Except as provided in subsection 5.01(C) and (D), the Managers shall have all power and authority necessary to carry out the purposes, business and objectives of the Company and the Managed Entity consistent with the Primary Business, including:

(i)	to manage the business of the Company and the Managed Entity, including through Persons employed by the Company and the Managed Entity for such purpose;
(ii)	to execute, deliver, make, modify or amend such documents and instruments, in the name of the Company or the Managed Entity, as the Managers may deem necessary or desirable in connection with the management of the business of the Company and the Managed Entity;
(iii)	to acquire, sell, transfer, assign, finance, convey, lease, mortgage or otherwise dispose of all or any part of the business of the Company or the Managed Entity and/or all or any part of the assets of the Company or the Managed Entity;
(iv)	to borrow money and otherwise obtain credit and other financial accommodations;
(v)	to perform or cause to be performed all of the Company’s and the Managed Entity's obligations under any agreement to which the Company or the Managed Entity is a party, including without limitation, any obligations of the Company or the Managed Entity or otherwise in respect of any indebtedness secured in whole or in part by, or by lien on, or security interest in, any asset(s) of the Company or the Managed Entity;
(vi)	to employ, engage, retain or deal with any Persons to act as employees, agents, brokers, accountants, lawyers or in such other capacity as the Managers may deem necessary or desirable;
(vii)	to appoint individuals to act as officers of the Company or the Managed Entity and delegate to such individuals such authority to act on behalf of the Company or the Managed Entity and such duties and functions as the Managers shall determine, including such duties as would normally be delegated to officers of a corporation holding similar offices;
(viii)	to adjust, compromise, settle or refer to arbitration any claim in favor of or against the Company or the Managed Entity or any of their assets, to make elections in connection with the preparation of any federal, state and local tax returns of the Company or the Managed Entity, and to institute, prosecute, and defend any legal action or any arbitration proceeding;
(ix)	to acquire and enter into any contract of insurance necessary or proper for the protection of the Company, the Managed Entity and/or any Member and/or any Manager and/or any officers and/or directors of a Manager or the Managed Entity, including without limitation to provide the indemnity described in Section 5.06 or any portion thereof;
(x)	to establish a record date for any distribution to be made under Article Four; and
(xi)	to perform any other act which the Managers may deem necessary or desirable for the Company, or the Managed Entity or their business.

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B.         Notwithstanding Sections 5.01(A) or (B), the Managers shall not, without the unanimous consent of all Members, be entitled to take any of the following actions in relation to the Company, except to the extent authorized herein:

(i)	incur any expense or indebtedness in excess of $2,000, other than the cost of preparing tax returns for the Company and except as included in an operating budget that is approved with the Members by unanimous consent;
(ii)	hire any employees, consultants or independent contractors, other than professionals engaged to prepare tax returns for the Company and legal counsel to provide advice to the Company on its duties and responsibilities under this Agreement;
(iii)	form a new Managed Entity;
(iv)	authorize a capital call to the Members;
(v)	take advantage of, on behalf of the Company, any federal or state bankruptcy or insolvency or similar law for the relief of debtors;
(vi)	authorize the dissolution of the Company;
(vii)	make any material change in the Primary Business;
(viii)	merge, consolidate, or otherwise combine the Company (or agree to do any of the preceding) with another Person;
(ix)	sell off all or a substantial portion of the business of the Company in one or a series of related transactions;
(x)	amend or modify this Agreement.
(xi)	issue any additional Shares to a Member;
(xii)	admit an additional Member;
(xiii)	change the voting rights of any Member;
(xiv)	cause the Company to enter into any agreement or transaction with a Member, Manger or its Affiliates.

C.         Notwithstanding Sections 5.01(A) or (B), the Managers shall not, without the unanimous consent of all Members, be entitled to take any of the following actions in relation to the Managed Entity, except to the extent authorized herein:

(i)	approve an operating budget;
(ii)	incur aggregate indebtedness for borrowed money in excess of $50,000;
(iii)	take advantage of, on behalf of the Managed Entity, any federal or state bankruptcy or insolvency or similar law for the relief of debtors;
(iv)	authorize the dissolution of the Managed Entity;
(v)	make any material change in the general nature of the business of the Managed Entity;
(vi)	merge, consolidate, or otherwise combine the Managed Entity (or agree to do any of the preceding) with another Person;
(vii)	sell off all or a substantial portion of the business of the Managed Entity in one or a series of related transactions;
(viii)	amend the operating agreement of the Managed Entity;
(ix)	cause the Managed Entity to enter into any agreement or transaction with a Member, Manager or its Affiliates.

D.        A meeting of the Managers shall be conducted only in the presence of a quorum of the Managers. If there are more than two (2) Managers of the Company, then a quorum shall be a majority of the Managers. If there are two (2) or fewer Managers of the Company, then a quorum shall be all of the then Managers. A Manager may participate in a meeting through use of a telephone, electronic video screen communication or real-time electronic transmission by and to the meeting. Participation by a Manager in a meeting through use of such device shall be considered presence of that Manager for purposes of a quorum. Notice of a meeting of the Managers shall be given to each Manager by telephone, e-mail or in writing at least 48 hours in advance of the meeting. Notice shall comprise, and need not comprise more than, a statement of the time and place of the meeting. If all Managers consent, a meeting of the Managers may commence before 48 hours have passed from the delivery of notice. Presence or participation in a meeting by a Manager shall be deemed waiver of such notice by such Manager. The Managers may approve items without being present at a meeting via written consent.

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Section 5.02. Designation of Managers. Duty to Continue.

As of the date hereof, the Managers of the Company shall be Nick Marrocco and John Kelly, with Nick Marrocco acting as Initial Manager. The Initial Manager shall have the power, subject to the eligibility criteria set forth herein, to appoint new Manager(s) and to remove any Manager at any time, for any or no reason, with or without cause. The removal of a Manager may entail, in the sole discretion of the Initial Manager, cancellation of the entirety of that Manager’s Shares in the Company, except as to any then accrued rights in respect thereof. Any additional or successor Manager(s) shall be chosen by the Initial Manager if he, she, or it so decide. Upon the resignation, retirement or other removal of the final Manager, a successor Manager shall be chosen by the Initial Manager.

Section 5.03. Binding the Company.

Any action taken by the Initial Manager as Initial Manager of the Company shall bind the Company and any other Managers and shall be deemed to be the action of the Company and of any other Managers. The signature of the Initial Manager on any agreement, contract, instrument or other document shall be sufficient to bind the Company in respect thereof and conclusively evidence the authority of such Manager and the Company with respect thereto, and no third-party need look to any other evidence or require joinder or consent of any other party. Notwithstanding the foregoing, if the Managers are in disagreement concerning how to proceed with respect to any matter affecting the Company, the determination of how to proceed will be made by the Initial Manager.

Section 5.03. Members Have No Managerial Authority.

Except as expressly authorized by this Article 5 or as expressly required under the Act, no Member shall otherwise have the right, power, or authority to participate in the management of the Company. Unless expressly and duly authorized in writing to do so by a Manager or Managers, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose.

Section 5.04. Compensation of Managers and Members.

A.         Expenses incurred by a Manager or Member on behalf of the Company shall be borne by such individual Member of the Company. Expenses incurred by a Manager or Member on behalf of the Managed Entity may be reimbursed by the Managed Entity pursuant to a reimbursement policy approved by the unanimous consent of the Members.

B.         No payment shall be made by the Company to any Manager or Member, or their Affiliates, for such Manager’s, Member’s or Affiliate’s services to the Company. No payment shall be made by the Managed Entity to any Member or Manager, or their Affiliates, for such Manager’s, Member’s or Affiliate’s services to the Managed Entity, except as set for the in the operating agreement for the Managed Entity.

Section 5.05. Reserved.

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Section 5.06. Indemnification. Limitation of Liability.

Each Manager shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members, and, to the fullest extent allowed by law, the Managers shall be entitled to indemnity from and held harmless by the Company for any liability incurred and/or for any act performed by them within the scope of the authority conferred on them, by this Agreement, and/or for any act omitted to be performed except for their gross negligence or willful misconduct, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses. The doing of any act or failure to do any act by a Manager, the effect of which may cause or result in loss or damage to the Company, if done in good faith to promote the best interests of the Company, shall not subject the Manager to any liability to the Members except for gross negligence or willful misconduct. No Manager shall be personally liable to the Company or to any of its Members for monetary damages for any breach of fiduciary duty by such Manager as such notwithstanding any provision of law imposing such liability. The rights of indemnification provided in this section are intended to provide indemnification of the Managers to the fullest extent permitted by the Act (or any successor thereto), including any restrictions or limitations contained therein, regarding an LLC’s indemnification of its Managers, and will be in addition to any rights to which such Manager may otherwise be entitled by contract or as a matter of law and shall extend to its, hers, or his heirs, personal representatives and assigns. No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any Manager for or with respect to any acts or omissions of such Manager occurring prior to the effective date of such amendment or repeal. Any act or omission suffered or taken by the Managers on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of legal counsel, accountants, financial or others advisors will be full justification for any such act or omission, and the Managers will be fully protected in so acting or omitting to act so long as such legal counsel, accountants, financial or others advisors were selected with reasonable care.

Section 5.07. Waiver of Fiduciary Duties.

This Agreement is not intended to create or impose any fiduciary duty on any of the Managers or their Affiliates. Notwithstanding anything to the contrary contained in this Agreement or otherwise applicable provision of law or equity, to the maximum extent permitted by the Act and any other Applicable Law, the Managers and their Affiliates, shall owe no duties or liabilities (including fiduciary duties) to the Company or any Member; provided, however that the Managers shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing; and provided further that such exclusion or limitation of liability shall not extend to misappropriation of assets or funds of the Company. The provisions of this Agreement, to the extent that they restrict or otherwise modify, or eliminate, the duties and liabilities, including fiduciary duties, of the Managers otherwise existing at law or in equity, are agreed by the Company, the Members and the Managers to replace such other duties and liabilities of the Managers. Any standard of care or duty imposed by or under the Act or any other law, rule or regulation (or any judicial decision based on or interpreting the same) shall be modified, waived or limited, to the extent permitted by law, as required to permit the Managers to act under this Agreement and to make any decision the Managers are authorized to make hereunder, as long as such action or decision complies with the standard of conduct set forth in this Article 5 of this Agreement and is in accordance with the other provisions of this Agreement. The Members expressly acknowledge and agree that this modification of fiduciary duties is binding.

Section 5.08. Other Activities.

The Members, Managers and any Affiliates of any of them may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as managers and general partners of other limited liability companies and partnerships with purposes similar to those of the Company. Neither the Company nor any other Member or Manager shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

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ARTICLE SIX

TRANSFERABILITY OF SHARES. REDEMPTION OF SHARES

Section 6.01. Restrictions on Transfer.

Except as otherwise expressly permitted in this Agreement, no Member shall have the right to Transfer any of his, her or its Shares or any interest in an Entity owning Shares without the written consent of (x) the Initial Manager, which consent shall be given or denied in the Initial Manager’s sole and absolute discretion, (y) unanimous approval by the Members, and (z) compliance with Sections 6.02 and 6.03 herein, provided that any Member may transfer its Shares in the Company to a wholly-owned subsidiary of the Member without complying with subsections (x), (y) or (z) above. Except as otherwise expressly permitted in this Agreement, any attempt to Transfer without the above required express written consent shall be void and ineffectual and shall not bind the Company.

Section 6.02. Transferees and Substituted Members.

A.         If a Member is in Bankruptcy, the bankruptcy trustee shall have all the rights of a Member as the bankrupt possessed to Transfer all or any part of the Member’s Shares and to join with the transferee thereof in satisfying conditions precedent to such assignee becoming a Substituted Member.

B.         Where the Initial Manager and the requisite Members have consented to a Transfer of Shares pursuant to Section 6.01, the Company need not recognize such assignment for any purpose unless there shall have been filed with the Company a duly executed counterpart of the instrument making such assignment signed by both the assignor and the transferee which evidences the written acceptance by the assignee of his, her or its agreement to be bound by all of the terms and provisions of this Agreement and any other agreement with the Company to which the transferor was a party and represents that such Transfer was made in accordance with all applicable laws and regulations (including investor suitability requirements).

C.         If a Member Transfers all of his, her or its Shares, the Member shall cease to be a Member of the Company upon the admission of a Substituted Member in his, her or its stead.

D.        Any Person who is a transferee of any Shares of a Member shall become a Substituted Member when the Initial Manager has accepted such Person as a Member of the Company, the books and records of the Company reflect such Person as admitted to the Company as a Member, such Person has satisfied the requirements of Section 6.01, Section 6.02B and Section 9.01A, and when such Person shall have paid all reasonable legal fees and filing costs incurred by the Company in connection with his, her or its substitution as a Member; provided, however, that the Initial Manager’s consent to the substitution of any transferee of Shares as a Substituted Member may be granted or withheld in their sole discretion.

E.         Any Person who is the transferee of any of the Shares of a Member but who does not become a Substituted Member and desires to make a further Transfer of any such Shares shall be subject to all the provisions of this Article Six to the same extent and in the same manner as any Member desiring to make a Transfer of the Shares.

Section 6.03. Right of First Refusal.

A.        If any Member receives a bona fide written offer for his, her or its Shares and desires to sell all or part of such Shares, such Member shall be under an obligation, at the time such Member requests written consent to such assignment as required by Section 6.01, to offer in writing (the “ROFR Offer”) all of such Shares to the Company and the other nonoffering Members for purchase. The ROFR Offer shall state the name and address of the proposed transferee, the number of Shares to be purchased by the proposed transferee (the “Offered Shares”), the price per Share to be paid by the proposed transferee and all other terms or conditions of such proposed sale or transfer. The Company may, at any time within thirty (30) days after receipt by it of such ROFR Offer, elect to accept such ROFR Offer with respect to all or part of the Offered Shares, by so notifying the offering Member in writing and delivering to him, her or it a written acceptance of such ROFR Offer.

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B.         In the event that the Company does not elect to accept the ROFR Offer or elects to accept only part of the Offered Shares within such 30-day period, the Company shall notify the offering Member and each non-offering Members. The non-offering Members, or any of them, may, at any time within fifteen (15) days after receipt of such notice from the Company, elect to accept all or part of the remaining Offered Shares (pro rata unless the accepting Members designate different proportions) by notifying the offering Member in writing and delivering to the offering Member written acceptance of such ROFR Offer.

C.        Within 30 days after the acceptance of the ROFR Offer, the offering Member shall tender to the Company or to the non-offering Members who shall have accepted the ROFR Offer, as the case may be, at the principal offices of the Company the certificate or certificates representing the accepted Offered Shares, duly endorsed in blank by the offering Member or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Offered Shares to the Company or such non-offering Members, as the case may be. Upon receipt of such Offered Shares, the Company or the non-offering Members, as the case may be, shall deliver to the offering Member the consideration for such Offered Shares in the amount described in the ROFR Offer.

D.        After the time at which any Offered Shares are required to be delivered to the Company for transfer to the Company or the non-offering Members (who shall have accepted the ROFR Offer) pursuant to Section 6.03C above, the Company shall not make distributions to the offering Member on account of such Offered Shares or permit the offering Member to exercise any of the privileges or rights of a Member with respect to such Offered Shares, but shall, in so far as permitted this Agreement and by law, treat the Company or such non-offering Members as the owner of such Offered Shares.

E.         If the Company and the non-offering Members do not elect to accept all of the Offered Shares, the offering Member may sell the remaining Offered Shares to the proposed transferee named in the ROFR Offer, such sale to be made only in strict accordance with the terms therein stated provided, however, that such Transfer of Offered Shares is made pursuant to the terms of Section 6.01. If the offering Member shall fail to make such transfer within thirty (30) days following the obtaining of written consent to Transfer as required by Section 6.01, such Offered Shares shall again become subject to all the restrictions of this Section 6.03. The right of the Company to accept the ROFR Offer is assignable to any successor or assignee.

Section 6.04. Termination Events.

In the event of the divorce of a Member, as a result of which the Member does not succeed to all of his or her spouse’s community property interest, if any, in the Shares held by such Member (the “Spousal Interest”), there shall be deemed to have occurred a “Termination Event” with respect to the Member. Upon the occurrence of such a Termination Event, the Spousal Interest may be purchased from the spouse, as applicable, by the Company in the sole and absolute discretion of the Managers, for the benefit of the Members in accordance with the terms set forth in this Article 6, subject to the foregoing provisions in this Section 6.03.

Section 6.05. Allocations Subsequent to Transfer.

In the event of the admission or withdrawal of a Member, or in the event all or any Shares are validly transferred under the terms of this Article 6, all Company items allocated under Article 4 hereof shall be further allocated based upon the ownership of the respective Shares prior to and following the effective date of such admission, withdrawal or transfer in a manner consistent with the requirements of Section 706 of the Code.

Section 6.06. Compulsory Withdrawal.

A.        Any Member who shall intentionally breach a material term of this Agreement and who remains in breach thirty (30) days after receiving written notice of breach and after having reasonable opportunity to cure, and who fails to cure, shall withdraw (“Withdrawing Member”) from the Company when requested to do so, upon thirty (30) days written notice by the remaining Members. The gross amount to be paid to the Withdrawing Member an amount equal to the value of Withdrawing Member's capital account, except as modified under Subsection (b) hereunder.

B.         Thereafter, from said gross amount due to such Withdrawing Member, there shall also be deducted, all damages resulting from his breach of this Agreement.

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ARTICLE SEVEN

DISSOLUTION AND LIQUIDATION OF THE COMPANY

Section 7.01. Events Causing Dissolution.

A.       The Company shall be dissolved only on the first to occur of the following events:

(i)     the entry of an order for relief with respect to the Company in the U.S. Bankruptcy Court;

(ii)    the sale of substantially all of the Company’s assets (taken as a whole) and distribution of the proceeds therefrom unless the Managers, with the written consent of the Requisite Members, elect to continue the Company;

(iii)   the decision of the Managers to liquidate the Company, with the written consent of the Requisite Members (taking into account Members that are Managers); or

(iv)   upon the occurrence of any of the events described in Section 701 or 702 of the Act, which events include (but are not limited to) the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member, the Managers, with the written consent of the remaining Requisite Members, elect to dissolve the Company within ninety (90) days following such event.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution. The Company shall not be terminated until the assets of the Company shall have been liquidated and distributed as provided in Section 7.02. Notwithstanding the dissolution of the Company, prior to the termination of the Company, as aforesaid, the business of the Company and the affairs of the Members as such shall continue to be governed by this Agreement.

B. Members shall look solely to the assets of the Company for all distributions with respect to the Company and their Capital Contribution thereto, and shall have no recourse therefore (upon dissolution or otherwise) against any Member (including a Member that is a Manager), or any Affiliate of a Member.

Section 7.02. Liquidation.

A. Upon the dissolution of the Company, its affairs shall be wound up and it shall be liquidated and the proceeds of such liquidation and the Company’s other assets shall be distributed as follows:

(i)     All of the Company’s ascertained debts and liabilities to creditors, including Members, shall be paid and discharged in the order provided by applicable law.

(ii)    A reserve shall be set aside in an amount reasonably required in the judgment of the Initial Manager to provide for contingent or other liabilities of the Company.

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(iii)   The Company’s Profit or Loss (including without limitation any gain or loss resulting from any sales or other dispositions of Company property in connection with the liquidation of the Company) shall be computed and shall be allocated to the Members in accordance with Article 4 hereof, and the Members’ Capital Accounts shall be adjusted in accordance with Section 3.03 hereof.

(iv)   Distribution shall be made to the Members, in liquidation of the Shares of all of the Members, to those Members with positive Capital Account balances, after taking into account all Capital Account adjustments provided for in Section 3.03 hereof (other than those made as a result of any such liquidating distributions) in the ratios of such positive Capital Account balances, as so adjusted.

(v)    The remainder of the Company assets, if any, shall be distributed to the Members in accordance with their Shares.

(vi)   Each Member shall receive his, her or its share of such distributions in cash and/or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Managers may in their sole discretion determine. Notwithstanding the foregoing, if any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Member entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled (except in the case of any Shares held by Members as joint tenants or tenants by the entirety). If any asset is to be distributed in kind, the Members’ Capital Accounts shall be adjusted as provided for in Section 3.03 hereof (consistent with the requirements of Regulations under Sections 704(b) and 704(c) of the Code) before any such distribution is made to reflect the increases or decreases to said Capital Accounts which would have occurred if such asset to be distributed in kind had been sold for its fair market value by the Company immediately prior to such distribution.

(vii)  As soon as reasonably practicable, the remaining balance, if any, of the reserve established in accordance with Subparagraph (ii) hereof shall be distributed to the Members in the manner set forth herein.

B.        Distribution of Distributable Assets, cash or other property to the Members in accordance with the provisions of Paragraph A hereof shall constitute a complete return to the Members of their respective interests in the Company assets.

C.        The winding up of the Company’s affairs and the liquidation and distribution of its assets shall, subject to the provisions of the Act, be conducted exclusively by the Managers, who are empowered and authorized to do any and all acts authorized by law for these purposes.

ARTICLE EIGHT

BOOKS AND RECORDS, ACCOUNTING. REPORTS, TAX ELECTIONS. ETC.

Section 8.01. Books and Records.

The books and records of the Company shall be maintained by the officers of the Company, or if no officers shall have been appointed, by the Managers in accordance with applicable law at the principal office of the Company and shall be available for examination at such location by any Manager or such Manager’s duly authorized representative at any and all reasonable times for any purpose reasonably related to the Manager’s interest in the Company.

Section 8.02. Accounting and Fiscal Year.

The books of the Company shall be maintained in accordance with accounting methods employed for Federal income tax reporting purposes. The Fiscal Year of the Company shall end December 31 of each year, unless otherwise required by Section 706 of the Code.

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Section 8.03. Bank Accounts and Investments.

The funds of the Company shall be held in the name of the Company. These funds shall be deposited in the name of the Company in such bank accounts in such banking institutions as the Initial Manager shall determine, and withdrawals therefrom shall be made only in the regular course of Company business on such signature or signatures as the Members shall determine. The funds of the Company shall not be commingled with the funds of any Person.

Section 8.04. Reports.

The Company shall deliver to the Members with respect to each Fiscal Year no later than the date prescribed for filing such information as shall be necessary for the preparation of Members’ Federal, state or other income tax returns.

ARTICLE NINE

MISCELLANEOUS PROVISIONS

Section 9.01. Appointment of the Initial Manager as Attorney-in-Fact.

A.        Each Member, including each Additional or Substituted Member, by the execution and delivery of this Agreement, irrevocably constitutes and appoints the Initial Manager as his, her or its true and lawful agent and attorney-in-fact with full power and authority in such Member’s name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

(i)     all counterparts of this Agreement, and any amendment or restatement thereof, including all certificates (including the certificate(s) contemplated by Section 9.03C. hereof) and instruments, which the Initial Manager deems appropriate to organize, qualify or continue the Company as a limited liability company in the jurisdictions in which the Company may conduct business or in which such organization, qualification or continuation is, in the opinion of the Initial Manager, necessary or desirable to protect the limited liability of any Member;

(ii)    all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which the Initial Manager deems appropriate to reflect a change or modification of the Agreement in accordance with the terms hereof;

(iii)   all documents or instruments which the Initial Manager deems appropriate to reflect the admission of a Member (including any Substituted Member), the dissolution of the Company, sales or transfers of Shares, or the initial amount or increase or reduction in amount of any Member’s Capital Contribution or reduction in any Member’s Capital Account; and

(iv)   any document or instrument deemed necessary to effectuate the provisions of this Agreement.

B.        The appointment by the Members of the Initial Manager as attorney-in-fact in Section 9.01A, shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Initial Manager to act as contemplated by this Agreement in any filing and other action on behalf of the Company, and shall survive, and not be affected by the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power or the transfer or Transfer of all or any of the Shares of such Person; provided however, that in the event of the Transfer of all of a Member’s Shares, the foregoing power of attorney of a transferor Member shall survive such transfer only until such time as the transferee shall have been admitted to the Company as a Substituted Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

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Section 9.02. Counterparts.

A.        The Members and any Additional or Substituted Member shall each become a signatory hereof by signing such number of counterpart signature pages to this Agreement and such other instruments and in such manner as the Members shall determine. By so signing, the Members, any Additional or Substituted Member, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement.

B.         This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section 9.03. Amendments.

A.        In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the Managers; provided, however, that without the consent of all of the Members, this Agreement may not be amended so as to (i) modify the limited liability of a Member; (ii) alter the Shares of a Member (except in connection with the admission or withdrawal of a Member to or from the Company or in connection with the issuance of Shares in exchange for an additional Capital Contribution by a Member ) or reduce the percentage of Shares which is required to consent to any action hereunder; or (iii) modify this Section 9.03A.

B.         If this Agreement shall be amended in connection with the adding or substituting a Member, the amendment to this Agreement shall be signed by the Members and by the Person to be substituted or added and, if a Member is to be substituted, by the assigning Member.

C.         In making any amendments, there shall be prepared and filed for recordation by the Members such documents and certificates as shall be required to be prepared and filed under the Act and under the laws of any other jurisdictions under which the Company is then formed or qualified.

Section 9.04. Partnership Representative.

A.         The Initial Manager shall be designated as the “partnership representative” (the “Partnership Representative”) of the Company. The Partnership Representative shall have sole authority to act on behalf of the Company for purposes of subchapter C of Chapter 63 of the Code and any comparable provisions of state or local income tax laws for so long as it is a Member and willing to serve in that capacity. For purposes of this Section 9.04, unless otherwise specified, all references to provisions of the Code shall be to such provisions as enacted by the Bipartisan Budget Act of 2015 as such provisions may subsequently be modified. Should there be any questions or controversy with the Internal Revenue Service or other taxing authority involving the Company, such person shall act as the agent of the Company to resolve such question or controversy and may, on behalf of the Company, incur any expenses he deems necessary or advisable in the interest of the Members in connection with any such question or controversy, including professional fees and the cost of any protest, litigation and/or appeals;

B.          If the Company qualifies to elect pursuant to Code Section 6221(b) (or successor provision) to have federal income tax audits and other proceedings undertaken by each Member rather than by the Company, then the Partnership Representative may cause the Company to make such election;

C.          Notwithstanding other provisions of this Agreement to the contrary, if any “partnership adjustments” (as defined in Code Section 6241(2)) is determined with respect to the Company, the Partnership Representative, in its discretion, may cause the Company to elect pursuant to Code Section 6226 to have such adjustment passed through to the Member for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of Code Section 6225(d)(1)). In the event that the Partnership Representative has not caused the Company to so elect pursuant to Code Section 6226, then any “imputed underpayment” (as determined in accordance with Code Section 6225) or “partnership adjustment” that does not give rise to an “imputed underpayment” shall be apportioned among the Members of the Company for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the tax representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the partnership adjustment and any associated interest and penalties are borne by the Members based upon their interests in the Company for the reviewed year; and

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D.          The Partnership Representative is authorized to (A) extend the statute of limitations for assessment and (B) enter into a settlement agreement with the Internal Revenue Service on behalf of the Company.

Section 9.05. Binding Provisions.

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

Section 9.06. Applicable Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

Section 9.07. Notice.

Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by facsimile, and when deposited, if placed in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid, addressed to the Members at the addresses shown on Schedule 1. Addresses may be changed by written notice given pursuant to this section of the Agreement. Any notice given hereunder may be given on behalf of any party by his, her or its counsel or other authorized representatives.

Section 9.08. Separability of Provisions.

Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

[Rest of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have signed this Operating Agreement of ROC DIGITAL MINING MANAGER LLC as of the day and year indicated below and effective as of the day and year first above written.

COMPANY:

ROC DIGITAL MINING MANAGER LLC

By: /s/ Nick Marrocco
Name/Title: Nick Marrocco, Manager
Date:

INITIAL MANAGER:

/s/ Nick Marrocco
Nick Marrocco
Date:

MANAGERS:

/s/ Nick Marrocco
Nick Marrocco
Date:

/s/ John Kelly
John Kelly
Date:

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MEMBERS:

Roc Digital Mining LLC

By: /s/ Nick Marrocco
Name/Title: Nick Marrocco, Manager
Date:

Lighthouse Point Consulting LLC

By: /s/ John Kelly
Name/Title: John Kelly, its Manger
Date:

BitMine Immersion Technologies, Inc.

By: /s/ Jonathan Bates
Na,e/Title: Jonathan Bates, its CEO
Date:

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ROC DIGITAL MINING MANAGER LLC

Schedule 1

As of July 27, 2022

Managers, Members, and Equity Ownership

Members	Shares	Capital Contribution	Date of Issuance
Roc Digital Mining LLC	33	$1000	7/27/2022
Lighthouse Point Consulting LLC	33	$1000	7/27/2022
BitMine Immersion Technologies, Inc.	33	$1000	7/27/2022
TOTAL:	99	$3000

Initial Manager
Nick Marrocco

Managers
Nick Marrocco
John Kelly

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ROC DIGITAL MINING MANAGER LLC

OPERATING AGREEMENT

SPOUSAL CONSENT

I, being the spouse of a party to the Operating Agreement dated ____ __, 2022 (the “Agreement”) of Roc Digital Mining Manager LLC, a Delaware limited liability company (the “Company”) who is a Member of the Company, do hereby consent to the provisions of the Agreement and acknowledge and certify on my own behalf that:

1.          I have read the Agreement and understand its contents.

2.          I am aware that, by the provisions of the Agreement, under certain limited circumstances my spouse agrees to sell to the other Members, or otherwise grants to the other Members an option to purchase, part or all of his or her Shares in the Company, including my community property interest (if any) in such Shares.

3.          I am aware that, by the provisions of the Agreement, in the event that my spouse and I are divorced, I, or my legal representatives, may be required to sell my community property interest (if any) in the Shares of my spouse (the “Spousal Interest”) to the Members of the Company if my spouse does not succeed to such community property interest.

4.          I hereby consent to the sale of my community property interest (if any) pursuant to the terms and conditions of the Agreement, approve of the provisions of the Agreement and agree that my spouse’s Shares and my Spousal Interest in it are subject to the provisions of the Agreement. I promise that I will not take action at any time to hinder the operation of the Agreement with respect to my spouse’s Shares and my Spousal Interest in it, in accordance with the terms of the Agreement.

5.          I have been given the opportunity to retain and consult with separate legal counsel with respect to the Agreement and my community property interest (if any) in the Shares of my spouse.

In the case of any inconsistency between this Spousal Consent and the provisions of the Agreement, the provisions of the Agreement shall control.

Signature: _____________________________
Name (Printed: _________________________
Name of Spouse (Printed): _________________
Date: ________________________________
Address: _____________________________
_____________________________________
_____________________________________
Email: ________________________________

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